Exhibit 99.1

CornerWorld Completes Acquisition of Woodland Wireless

DALLAS, Feb. 24 /PRNewswire-FirstCall/ -- CornerWorld Corporation (OTC Bulletin Board: CWRL) today announced the completion of its approximately $12.2 million USD acquisition of Woodland Wireless Solutions. The acquisition, announced October 28, 2008, represents all holdings of Woodland Wireless including the patented shortcode roaming application, Visitatel, West Michigan Co-Location Services, T2 TV, T2 Communications (www.t2comm.net) and S Squared.

CornerWorld Corporation, a media company, is leveraging its proprietary lead generation engine to deliver qualified prospective customer leads to Fortune 1000 advertisers using online channels, social networking properties, CornerWorld-owned and partner representative content websites. Using Woodland’s patented technology, CornerWorld will extend its lead generation capability to include the millions of mobile customer impressions taking place on Woodland’s owned services.

“We are confident that mobile computing is the consumers bridge between real-world and online worlds,” said Scott Beck, CEO, CornerWorld. “We are thrilled to begin incorporating Woodland’s mobile platform and operational experience with more than 50 wireless carriers in the United States, Canada and the Caribbean, to create next-generation offerings that will unite buyers and sellers by expanding the application of Woodlands cellular roaming patent.”

“Our carrier customers who provide more than 65 percent of U.S. consumers with mobile devices will continue to have the mission-critical roaming service they expect,” said Ned Timmer, CEO, Woodland Wireless. “We now have the resources to expand services that will benefit carriers and enhance the mobile computing investment for consumers.”

About Woodland Wireless Group

Woodland is an application service provider to the cellular industry serving 50 cellular providers in North America. The core service provided is a patented roaming services application, that provides a seamless means for wireless subscribers to reach their home provider’s customer service call center while roaming on another provider’s network. Visitatel holds an FCC 214 license as a wholesale long distance service provider to the carrier community and large commercial users of transport minutes. West Michigan Co-Location Services is an equipment leasing company for telecommunications companies. T2 provides telephone, Internet access and Internet Protocol television (IPTV) service, “the Triple Play”, as well as data center services and collocation to residential and business customers in Holland, Michigan. For more information, visit (www.t2comm.net).

About CornerWorld Corporation

CornerWorld is a media corporation which operates several fast-growing businesses in verticals that serve brand and direct marketers seeking to produce measurable results for each advertising dollar spent. Cornerworld.com is a free, groundbreaking business management and social networking platform that empowers independent content creators to share and profit from their skills. For more information, visit (www.cornerworld.com).

Enversa Companies, a subsidiary of CornerWorld and a leading marketing communications provider, offers a full menu of services for brand and direct response customer acquisition campaigns, including media buying and planning for online and mobile media. It provides customer relationship marketing and interactive services, as well as customer data collection and analysis tools used for planning and targeting client marketing efforts across a network of partner, representative and owned content sites, including CornerWorld.com. Enversa operates several ad networks and a proprietary RFP technology that highlights promotional offers from a variety of corporate clients. The company uses an established media auction technology that expands inventory and effectively enables media properties to compete against each other, empowering advertisers to extend their marketing budgets beyond typical marketplace levels through open market competition. For more information, visit (www.enversacompanies.com)

Safe Harbor

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements can be identified by the words, “expects,” “continues,” “projects,” “hopes,” “believes,” “could,” and other similar words. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations and are not statements of fact, actual events and results may differ materially from those projected. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.